UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 2, 2009

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-6686	13-1024020

(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas
New York, New York	10036

(Address of Principal Executive Offices)	(Zip Code)
212-704-1200
(Registrant’s telephone numbe rIncluding Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Entry into a Material Definitive Agreement

On Thursday, May 28, 2009, at the annual meeting of shareholders of The Interpublic Group of Companies, Inc. (“Interpublic”), Interpublic’s shareholders approved The Interpublic Group of Companies, Inc. 2009 Performance Incentive Plan (the “Plan”). The Plan replaces the 2006 Performance Incentive Plan (the “2006 PIP”) as Interpublic’s incentive compensation plan. Executive officers and other employees of Interpublic and its subsidiaries selected by the Compensation Committee of the Board of Directors of the Company may receive grants of stock options and stock appreciation rights (“SARs”), restricted stock and restricted stock unit grants, performance share grants, other stock-based grants and awards and/or cash-based grants and awards, under the terms of the Plan. Pursuant to the terms of the Plan, (i) stock options and/or SARs, (ii) performance-based restricted stock and/or restricted stock units and (iii) performance shares, performance share units or other stock based awards may be granted to an individual in any Plan Year with respect to a number of shares of common stock of Interpublic that in the aggregate does not exceed 2,000,000 shares, 1,000,000 shares or 2,000,000 shares, respectively. Under the Plan, the Committee may also grant long-term cash-based awards and/or annual incentive cash-based awards to any eligible individual in an amount up to $6,000,000 for each type of award in any Plan Year. The number of shares of common stock reserved for stock option and SAR awards under the Plan is equal to the sum of (i) the number of shares available for the grant of stock options and SARs under the 2006 PIP as of the effective date of the Plan and (ii) any shares reserved for issuance upon the exercise or settlement of outstanding stock options and SARs granted under any prior Interpublic incentive plan that cease to be subject to such awards for any reason other than exercise or settlement of the awards in shares of common stock. The number of shares of common stock reserved for Full Value Shares (as defined in the Plan) is equal to the sum of (i) 20,000,000 million shares, (ii) the number of shares available for Full Value Awards (as defined in the Plan) under the 2006 PIP as of the effective date of the Plan and (iii) any shares that are the subject of outstanding Full Value Awards granted under any prior Interpublic incentive plan that are canceled, other than shares that are withheld to satisfy withholding tax obligations, or not issued. A more detailed summary description of the Plan can be found in the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 30, 2009, under the heading “Proposal to Adopt the 2009 Performance Incentive Plan.” A copy of the Plan is attached as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibit.

10.1	The Interpublic Group of Companies, Inc. 2009 Performance Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: June 2, 2009	By:	/s/ Nicholas J. Camera
Nicholas J. Camera Senior Vice President, General Counsel and Secretary

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